EXHIBIT 99.3

CNH WHOLESALE MASTER NOTE TRUST

OFFICERS’ CERTIFICATE AS TO COMPLIANCE

The Bank of New York, as Trustee for the Trust

JP Morgan Chase Bank, for the Trust

Please refer to the Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) entered into by CNH Wholesale Master Note Trust.

I, Mario Ferla, hereby certify that:

1.               I am the duly appointed and acting President for CNH Capital America LLC, formerly known as Case Credit Corporation, the Servicer (the “Servicer”) under the Transfer and Servicing Agreement.

2.               A review of the activities of the Servicer during the preceding 12-month period and of its performance under the Transfer and Servicing Agreement has been made under my supervision.

3.               To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Transfer and Servicing Agreement throughout the applicable period. In addition, as required under the Transfer and Servicing Agreement, Deloitte & Touche LLP has confirmed its independence from the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

To evidence the foregoing, I am executing this certificate with effect as of December 31, 2004.

By:	/s/ MARIO FERLA

Mario Ferla
President

CNH WHOLESALE MASTER NOTE TRUST

APPENDIX 1

CNH CAPITAL AMERICA LLC’S MINIMUM SERVICING STANDARDS

The Bank of New York, as Trustee for the Trust

JP Morgan Chase Bank, for the Trust

Please refer to the Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) entered into by CNH Wholesale Master Note Trust.

I, Joseph Doolan, hereby certify that:

1.               I am the duly appointed and acting Controller for CNH Capital America LLC, formerly known as Case Credit Corporation, the Servicer (the “Servicer”) under the Transfer and Servicing Agreement.

2.               A review of the activities of the Servicer during the preceding 12-month period and of its performance under the Transfer and Servicing Agreement has been made under my supervision.

3.               To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Transfer and Servicing Agreement throughout the applicable period. In addition, as required under the Transfer and Servicing Agreement, Deloitte & Touche LLP has confirmed its independence from the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

To evidence the foregoing, I am executing this certificate with effect as of December 31, 2004.

By:	/s/ JOSEPH DOOLAN

Joseph Doolan
Controller